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                                 EXHIBIT 23.3





                       CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Employee Stock Purchase Plan of Fidelity National Corporation of our report dated January 31, 1996, with respect to the consolidated financial statements of Fidelity National Corporation included in its annual report (on Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.



                                                          /s/  ERNST & YOUNG LLP

Atlanta, Georgia
September 11, 1996